Exhibit 32

CERTIFICATION OF PERIODIC FINANCIAL REPORT

Dann H. Bowman and Sandra F. Pender hereby certify as follows:

1. They are the President and Chief Executive Officer and the Chief Financial Officer, respectively, of Chino Commercial Bancorp.

2. The Form 10-Q of Chino Commercial Bancorp for the quarterly period ended June 30, 2011 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78(m) or 78(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Chino Commercial Bancorp.

Dated: August 14, 2012

	By:	/s/ Dann H. Bowman
Dann H. Bowman President and Chief Executive Officer

	By:	/s/ Sandra F. Pender
Sandra F. Pender
Senior Vice President, Chief Financial Officer